EXHIBIT 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in Registration Statement No. 333-[______] of Immtech International, Inc. (a development stage enterprise) and subsidiaries on Form S-3 of our report dated June 4, 2004, appearing in the Annual Report on Form 10-K/A (Amendment No. 1) of Immtech International, Inc. for the year ended March 31, 2004, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of such Registration Statement.

Deloitte & Touche LLP


/s/ Deloitte & Touche LLP
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Milwaukee, Wisconsin
September 21, 2004